UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   November 20, 2003

PIVOTAL CORPORATION

(Exact name of registrant as specified in its charter)

British Columbia, Canada

(State or Other Jurisdiction of Incorporation)

000-26867	98-0366456

(Commission file number)	(I.R.S. Employer Identification No.)

Suite 700 – 858 Beatty Street
Vancouver, British Columbia, V6B 1C1

(Address of Principal Executive Offices and Zip Code)

Telephone (604) 699-8000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Item 9.  Regulation FD Disclosure

Pivotal Responds to CDC’s Increasingly Uncertain Proposal
and Reaffirms Oak/Talisma Transaction

Vancouver, B.C. – November 20, 2003 – The Special Committee of Pivotal Corporation (Nasdaq: PVTL; TSX: PVT), today responded to the contents of a press release issued earlier today by CDC Software. The Special Committee believes that the CDC press release represents a clear indication that CDC’s proposal to acquire Pivotal is becoming increasingly conditional and uncertain.

In previous press releases and communications with Pivotal, CDC has repeatedly indicated it could complete due diligence on Pivotal in a short period of time. In fact, in the unsolicited proposal delivered by CDC to Pivotal on November 18, 2003, CDC indicated it expected to complete the due diligence process “within under one week”. In its press release issued today, CDC states that it now expects the process will take one month and that the closing of a transaction will be pushed into “the early part of 2004".

This back-pedalling on the time frame for conducting due diligence by CDC makes CDC’s proposal even more uncertain than their initial proposal that was rejected by the Special Committee on November 18.

It is now clear to the Special Committee that CDC’s proposal essentially amounts to an offer to enter into negotiations in which deadlines and milestones can be expected to move. The Special Committee is unwilling to enter into such open-ended negotiations for four reasons:

•	first, there is absolutely no certainty that such negotiations will result in a signed acquisition agreement — CDC has openly acknowledged this possibility in its November 20 press release;

•	second, although CDC has provided an indicated amount they might be prepared to offer, there is absolutely no guarantee that CDC will be offering the same price (or any price at all) at the end of the lengthy negotiation and due diligence period that CDC proposes;

•	third, in the interim period of uncertainty for Pivotal’s shareholders, customers and employees, CDC has offered to provide Pivotal with up to $20 million in financing on unspecified terms. Such a loan would make CDC Pivotal’s single largest creditor, thereby seriously compromising the Special Committee’s ability to negotiate a transaction that would maximize value for Pivotal’s shareholders. Basically, CDC is proposing to put itself in a position that would enable it to use its status as a creditor to compromise the interests of Pivotal’s shareholders in these negotiations; and

•	finally, the proposed timetable for CDC’s offer would require Pivotal to abandon the certainty and value of Oak/Talisma’s current offer and incur a costly $1.5 million break fee in exchange for nothing more than an offer to negotiate with CDC.

The current agreement between Pivotal and Oak/Talisma has a termination date of December 9, 2003. If the transaction with Oak/Talisma has not been completed by that date, the Oak/Talisma Group has the right to terminate the agreement and walk away from the transaction. If Pivotal were to accept CDC’s offer and begin negotiations on CDC’s proposed timetable, the result could be that shareholders of Pivotal lose the opportunity to vote on a transaction with Oak/Talisma for $1.78 in cash. Instead, the shareholders would have to wait at least a month while Pivotal negotiates with CDC and hope that the consideration ultimately offered by CDC (assuming it offers anything at all) is better than what Oak/Talisma has already firmly agreed to pay.

Under these circumstances, the Special Committee continues to conclude that the certainty of the Oak/Talisma transaction makes it superior to the increasingly conditional proposal made by CDC. Accordingly, the Special Committee once again reiterates its rejection of CDC’s conditional proposal and reaffirms its support of the Oak/Talisma transaction.

In addition, the Special Committee wishes to correct an inaccuracy contained in CDC’s November 20 press release. In that release, CDC stated that the agreement between Pivotal and Oak/Talisma provides for “an aggregate basket of up to US$4.5 million for liability insurance for six years for existing directors and officers”. In fact, the agreement provides that over a six year period the premiums payable for liability insurance for existing directors and officers cannot exceed a total of US$750,000. Provisions such as this are customary in transactions of this nature including, for example, chinadotcom corporation’s own agreement relating to the acquisition of Ross Systems, Inc.

The extraordinary general meeting of shareholders remains scheduled for 2:30 pm (Vancouver time) on November 21, 2003 and Pivotal encourages all shareholders to attend the meeting and vote their shares in favour of the transaction with Oak/Talisma. In order to ensure shareholders have maximum time to consider recent developments and vote on the Oak/Talisma transaction, the Chairman of the extraordinary meeting has indicated he intends to exercise his discretion to permit shareholders to exercise their voting rights by proxy right up to the start of the meeting. Beneficial shareholders who are not registered shareholders should consult with their financial advisors, banks, brokerage firms or custodians to determine if an earlier proxy voting cutoff may apply to them.

Forward-Looking Statements

This press release contains forward-looking statements, including those relating to the proposal from CDC Software Corporation and the upcoming extraordinary general meeting of shareholders of Pivotal at which the current transaction with Oak/Talisma will be voted upon. Forward-looking statements include statements about plans and proposals for future actions, or events or conditions that may occur in the future. The words “believe,” “expect,” “intend,” “anticipate,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to risks and uncertainties and other factors that could cause actual events, conditions or results to differ materially from those anticipated in the forward-looking statements. These risks, uncertainties and other factors include the possibility that CDC (or another party) may decide to provide further proposals to Pivotal or its shareholders on an unsolicited basis, that shareholders or the British Columbia Supreme Court may not approve the transaction with Oak/Talisma or that market conditions or other events might result in the termination of the proposed transactions with Oak/Talisma. Pivotal undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

No tender offer has been made to the holders of Pivotal’s common shares.  If and when a tender offer is made, Pivotal will issue a recommendation to shareholders concerning the offer, which will be available without charge at the website of the Securities and Exchange Commission at www.sec.gov and at www.sedar.com, the website where reports and other documents filed with Canadian securities commissions may be accessed.  Pivotal will also provide a copy of any such recommendation without charge to any shareholder upon request.  If and when an offer is actually made to Pivotal’s shareholders, they should read carefully Pivotal’s recommendation concerning the offer, which would contain information that would be important to their investment decision.

Investor and Press Contact:

Divesh Sisodraker
Tel: 604/699-8000
Email: investor-relations@pivotal.com

© 2003 Pivotal Corporation. All rights reserved. Pivotal is a registered trademark of Pivotal Corporation. All other trade names mentioned are trademarks and/or registered trademarks of their respective owners.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the duly authorized undersigned.

PIVOTAL CORPORATION

Date: November 20, 2003
/s/ Trevor Wiebe
Trevor Wiebe In-House Counsel and Corporate Secretary